
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CHIRON
CORPORATION'S CONSOLIDATED BALANCE SHEET DATED DECEMBER 31, 1999 AND
CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999 AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
AMENDED FINANCIAL DATA SCHEDULE
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1999<F6>
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               DEC-31-1999<F6>
<CASH>                                         363,865
<SECURITIES>                                 1,190,922<F1>
<RECEIVABLES>                                  196,081<F7>
<ALLOWANCES>                                    16,998
<INVENTORY>                                     84,724
<CURRENT-ASSETS>                             1,323,074<F8>
<PP&E>                                         521,401
<DEPRECIATION>                                 222,566
<TOTAL-ASSETS>                               2,442,543<F8>
<CURRENT-LIABILITIES>                          612,931
<BONDS>                                         96,958<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,819
<OTHER-SE>                                   1,674,792<F3><F8>
<TOTAL-LIABILITY-AND-EQUITY>                 2,442,543<F8>
<SALES>                                        421,677
<TOTAL-REVENUES>                               762,646
<CGS>                                          184,414<F4>
<TOTAL-COSTS>                                  184,414<F4>
<OTHER-EXPENSES>                               314,978<F4><F5>
<LOSS-PROVISION>                                13,494
<INTEREST-EXPENSE>                              23,892
<INCOME-PRETAX>                                156,644
<INCOME-TAX>                                    28,240
<INCOME-CONTINUING>                            128,404
<DISCONTINUED>                                  32,173
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   160,577
<EPS-BASIC>                                       0.89
<EPS-DILUTED>                                     0.86

<F1>CONSISTS OF SHORT-TERM AND NONCURRENT INVESTMENTS IN MARKETABLE DEBT AND
EQUITY SECURITIES.
<F2>CONSISTS OF CONVERTIBLE SUBORDINATED DEBENTURES AND NOTES PAYABLE, NET OF
CURRENT MATURITIES.
<F3>CONSISTS OF ADDITIONAL PAID-IN CAPITAL, ACCUMULATED DEFICIT, COST OF
TREASURY STOCK, AND ACCUMULATED OTHER COMPREHENSIVE LOSS.
<F4>DURING THE FOURTH QUARTER OF 1999, THE COMPANY RECLASSIFIED THIRD PARTY
CONTRACT MANUFACTURING EXPENSES IN "OTHER EXPENSES" WHICH WERE PREVIOUSLY CLASSIFIED AS "COST OF SALES."
<F5>CONSISTS  OF RESEARCH AND DEVELOPMENT, RESTRUCTURING AND REORGANIZATION
CHARGES AND OTHER OPERATING EXPENSES.
<F6>DURING THE FIRST QUARTER OF 1999, THE COMPANY CHANGED ITS FISCAL YEAR FROM
A 52 OR 53-WEEK YEAR ENDING ON THE SUNDAY NEAREST THE LAST DAY IN DECEMBER, TO
A CALENDAR YEAR ENDING ON DECEMBER 31.
<F7>CONSISTS OF ACCOUNTS RECEIVABLE AND CURRENT AND NONCURENT PORTIONS OF NOTES
RECEIVABLE.
<F8>IN THE THIRD QUARTER OF 2000, THE COMPANY RECORDED AN ADJUSTMENT TO "OTHER
COMPREHENSIVE INCOME (LOSS)" AND AN ADJUSTMENT TO "TAXES PAYABLE," WITH AN OFFSETTING ADJUSTMENT TO THE DEFERRED TAX LIABILITY, WHICH REPRESENTED THE CUMULATIVE TAX EFFECT ON THE COMPANY'S NET UNREALIZED GAINS FROM INVESTMENTS AND THE COMPANY'S FOREIGN CURRENCY TRANSLATION ADJUSTMENTS, RESPECTIVELY.
CERTAIN PREVIOUSLY REPORTED AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM WITH THE SEPTEMBER 30, 2000 PRESENTATION.

